CONVERTIBLE PROMISSORY NOTE

$2,400.00

                                         Date: May 3, 2012

FOR VALUE RECEIVED, the undersigned, PCS EDVENTURES!.COM, INC., an Idaho corporation (hereinafter referred to as “Borrower”), hereby promises to pay to the order of ____________or (his/her/its) successors and assigns, if any, (hereinafter referred to as “Lender”), the principal sum of Two Thousand Four Hundred Dollars ($2,400), together with interest on the unpaid principal amount of this Promissory Note (“Note”) at the rate of Five percent (5%) per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on June 7, 2012; provided, however, at Lender’s sole option, Lender may elect to receive payment of this Note and all accrued interest, after a period of 30 days from signing of the note, in restricted common stock of the Borrower at the price per share of said common stock at the closing market price of said common stock on the day prior to the date the note is executed.  Lender’s exercise, if any, of the option to receive such stock in full and final payment of this Note shall be made in writing and presented to the Borrower along with any other documents as may be required to be executed by the Lender to comply with any state or federal securities laws which may be applicable to the issuance of such stock.

The Lender, by reason of the Lender's knowledge and experience in financial and business matters, is capable of evaluating the risks and merits of a loan to the Company.  The Lender recognizes that the Convertible Shares are speculative and that a loan and conversion into the Convertible shares involves a high degree of risk.  The Lender is prepared to bear the economic risk of a loan and conversion into the Common shares for an indefinite period of time and is able to withstand a total loss of the Lender's loan or conversion into the Common shares.

The Lender acknowledges that the loan and any conversion into and purchase of Common shares hereunder is being made for the Lender's own account, for investment purposes only and not with the present intention of distributing or reselling the common shares in whole or in part.  The Lender further understands that these Common shares have not been registered under the Securities Act (the "Act"), or under any state securities laws by reason of specific exemptions therefrom, which depend upon, among other things, the accuracy of the Lender's representations as expressed in this Agreement.  The Lender acknowledges that transfer of the common shares is restricted under the Act and under applicable state securities laws.  The Lender further acknowledges that the Company has urged the Lender to consult with his or her counsel regarding the restrictions on resale of the convertible shares prior to any resale thereof. The note, the exercise and the stock issuance, if there is a conversion, are exempt from Section 16(b) of the Exchange Act pursuant to SEC Rule 16b-3(d)(1.

The Lender will rely solely on investigations made by the Lender in making a decision to make the loan and to convert and purchase the Common shares.  In particular, and without limiting the generality of the foregoing, the Lender has not relied on, and the Lender's decision to make the loan and to subscribe for Common shares has not been influenced by:  (i) newspaper, magazine or other media articles or reports related to the Company or its business; (ii) promotional literature or other materials used by the Company for sales or marketing purposes; or (iii) any other written or oral statement of the Company or persons purporting to represent the Company or oral statements of Robert O. Grover, or any other officer, director or employee of the Company communicated to the Lender in connection with the Offering.

The Lender understands that the Offering is limited and is confidential.  The Lender herewith agrees to not distribute the Offering or this agreement, or divulge the contents thereof, to anyone other than such legal or financial advisors as the Lender has deemed necessary for purposes of evaluating an loan in the Convertible shares, no one (except such advisors) has used the Offering or this agreement.

All cash payments on this Note shall be made in lawful currency of the United States at the address of the Lender, or at such other place as the holder of this Note may designate in writing.

This Note may not be assigned or transferred by either party without the other party’s express written consent. Only a written instrument executed by Lender and Borrower may amend this Note.

This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Idaho.  Any legal action to enforce any obligation of the parties to this Note or the Security Agreement shall be brought only in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada.

In the event of any civil action filed or initiated between the parties to this Note agreement or any other documents accompanying this Note, or arising from the breach or any provision hereof, the prevailing party shall be entitled to seek from the other party all costs, damages, and expenses, including reasonable attorney’s and paralegal’s fees, incurred by the prevailing party.

Dated the day and year first above written.

PCS EDVENTURES!.COM, INC.

By ____________________________

       Robert O. Grover

Its  CEO